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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion of our report dated May 17, 1999 on the Financial Statements of Commonwealth Scientific Corporation in this Form 10-K. It should be noted that we have not audited any financial statements of Commonwealth Scientific Corporation subsequent to March 31, 1999 or performed any audit procedures subsequent to the date of our report.

                                                             ARTHUR ANDERSEN LLP

Vienna, Virginia
December 28, 1999